UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 28, 2009

Sara Lee Corporation

(Exact name of registrant as specified in charter)

Maryland	1-3344	36-2089049
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3500 Lacey Road, Downers Grove, Illinois 60515

(Address of principal executive offices)

Registrant’s telephone number, including area code: (630) 598-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

This Current Report describes certain changes made by Sara Lee Corporation (the “corporation”) in how certain expenses are reflected in the corporation’s financial statements beginning in fiscal 2010. Exhibit 99 to this Current Report shows the corporation’s financial results for fiscal 2009 and 2008, on a quarterly and full year basis, both as reported and as revised to reflect the prior period results consistent with the changes made beginning in fiscal 2010.

The corporation incurs various information technology (IT) and human resource (HR) costs related to its business segments. The IT costs include amortization of software used directly by the business segments, intranet website management costs, systems support, maintenance and project costs. The HR costs include benefits administration, organizational development, labor relations and recruiting costs incurred by the corporate human resource function on behalf of the business segments. Prior to fiscal 2010, these costs were included in Other general corporate expenses. Beginning in fiscal 2010, the corporation now includes these IT and HR costs in the operating results of the business segments. The reason for this change is that the integration of our operations over the past several years has resulted in more centralized services which in many cases are conducted directly for the benefit of the business segments. Management believes these costs should be reflected in operating segment income in order to provide better information regarding the actual results of the business segment. Business segment information has been revised to be consistent with the new basis of presentation. The total amount of these costs that is now included in operating segment income is $34 million in fiscal 2009, $35 million in fiscal 2008 and $27 million in fiscal 2007. Of the amount in fiscal 2007, $17 million related to North American Foodservice, $6 million to North American Fresh Bakery, $2 million to North American Retail, and $1 million each to International Beverage and International Household and Body Care.

Management measures and reports Sara Lee’s financial results in accordance with U.S. generally accepted accounting principles (GAAP). The company also highlights certain items that have significantly impacted the corporation’s financial results and uses several non-GAAP financial measures to help investors understand the financial impact of these significant items. The significant items in fiscal 2009 and 2008, as originally reported, included $21 million and $15 million, respectively, of software amortization expense related to new computer systems that were put into use in fiscal 2008 as part of our transformation program. This amortization expense was previously reported on the Transformation/Accelerate charges line in tables that reconciled adjusted operating segment income and operating income to reported operating segment income and operating income. Beginning in fiscal 2010, software amortization expense will be reported as a normal operating expense item, rather than a significant item.

We will report the results of operations under this new format beginning with the first quarter of fiscal 2010. Attached as Exhibit 99 to this Form 8-K, are unaudited financial schedules which provide information regarding operating segment income (loss), operating income and adjusted operating segment income (loss) and adjusted operating income for fiscal 2009 and 2008 and each of the four quarters of fiscal 2009 and 2008 on the new reporting basis.

In its fiscal 2009 year-end earnings release dated August 12, 2009, the corporation included business segment financial results for fiscal 2009 and 2008 as revised to reflect some of the IT-related changes described in this Current Report. The revised financial results included in Exhibit 99 reflect additional IT-related changes and the other changes described above.

The information disclosed in this Current Report, including Exhibit 99 which is incorporated herein by this reference hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference into any filing made under the Securities Act of 1933, except as expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

99	Financial Schedules

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 28, 2009

SARA LEE CORPORATION
(Registrant)

By:	/S/ THOMAS S. SHILEN, JR.
Corporate Controller and Senior Vice President (Principal Accounting Officer)